UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-l2

Freedom Acquisition I Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

FREEDOM ACQUISITION I CORP.

14 Wall Street, 20th Floor

New York, New York 10005

SUPPLEMENT TO THE PROXY STATEMENT

FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

FREEDOM ACQUISITION I CORP.

February 15, 2023

To the Shareholders of Freedom Acquisition I Corp.:

On February 13, 2023, Freedom Acquisition I Corp. (the “Company”, “FACT”, “we”, “us” or “our”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S Securities and Exchange Commission (the “SEC”) in connection with the Company’s Extraordinary General Meeting of Shareholders to be held on February 28, 2023, at 10:30 AM, Eastern Time, at the offices of Paul Hastings LLP, located at 200 Park Avenue, New York, New York, 10166 (the “Extraordinary General Meeting”), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned, or virtually via live webcast at www.cstproxy.com/freedomac1/2023 or by using the below dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 0548169#

The Company is filing this supplement (the “Supplement”) to its Proxy Statement solely to advise its shareholders that the Proxy Statement contained a scrivener error. This Supplement should be read in conjunction with the Proxy Statement, and other than the revision described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

As previously stated in the Proxy Statement, at the Extraordinary General Meeting, the Company’s shareholders will be asked to consider and vote on Proposal No. 1, as a special resolution, to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company must (i) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to as our initial business combination, (ii) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (iii) redeem all of the Class A ordinary shares, par value $0.0001 per share, of the Company (“Class A Ordinary Shares”), included as part of the units sold in the Company’s initial public offering that was consummated on March 2, 2021, for an additional three months, from March 2, 2023 to June 2, 2023, and thereafter to up to three (3) times by an additional one month each time (or up to September 2, 2023) (the “Extension,” such date, the “Extended Date,” and such proposal, the “Extension Amendment Proposal”).

Additionally, as previously stated in the Proxy Statement, at the Extraordinary General Meeting, the Company’s shareholders will also be asked to consider and vote on Proposal No. 2 to approve by the affirmative vote of at least sixty-five percent (65%) of the outstanding Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), voting together as a single class, to amend the Investment Management Trust Agreement, dated February 25, 2021, in the form set forth in Annex B of the Proxy Statement, by and between the Company and Continental Stock Transfer & Trust Company, to reflect the Extension (the “Trust Amendment” and such proposal, the “Trust Amendment Proposal” and, together with the Extension Amendment Proposal, the “Proposals”).

The Company has filed this Supplement with the SEC to advise shareholders that the Proxy Statement (including Annex B thereto) contained a scrivener error and clarify that the Proxy Statement contained disclosure that Freedom Acquisition I LLC, our sponsor (or one or more of its affiliates, members or third-party designees) (the “Lender”), has agreed that if the Extension Amendment Proposal and the Trust Amendment Proposal are approved and the Extension becomes effective, it shall make deposits into the Trust Account of “the greater of (i) $0.12 for each public Class A Ordinary Share that is not redeemed in connection with the Extraordinary General Meeting and (ii) $1,200,000 in connection with a three (3) month extension from March 2, 2023 to June 2, 2023, and thereafter, to the extent necessary and as applicable, the greater of (i) $0.04 for each public Class A Ordinary Share that is not redeemed in connection with the Extraordinary General Meeting and (ii) $400,000 for each additional one month thereafter (up to September 2, 2023), in exchange for a non-interest bearing, unsecured promissory note issued by FACT to the Lender”, which should be amended and restated to correctly read “the lesser (emphasis added) of (i) $0.12 for each public Class A Ordinary Share that is not redeemed in connection with the Extraordinary General Meeting and (ii) $1,200,000 in connection with a three (3) month extension from March 2, 2023 to June 2, 2023, and thereafter, to the extent necessary and as applicable, the lesser (emphasis added) of (i) $0.04 for each public Class A Ordinary Share that is not redeemed in connection with the Extraordinary General Meeting and (ii) $400,000 for each additional one month thereafter (up to September 2, 2023), in exchange for a non-interest bearing, unsecured promissory note issued by FACT to the Lender.” Accordingly, if 10,000,000 or less Class A Ordinary Shares remain outstanding following the Extraordinary General Meeting, the contribution of the Lender per public Class A Ordinary Share for (i) the Extension to March 2, 2023 would be $0.12 and (ii) for each of one month Extension thereafter, if applicable, $0.04. To the extent more than 10,000,000 Class A Ordinary Shares remain outstanding following the Extraordinary General Meeting, the contribution of the Lender per public Class A Ordinary Share would proportionally decrease. For example, if 12,000,000 Class A Ordinary Shares remain outstanding following the Extraordinary General Meeting, the contribution of the Lender per public Class A Ordinary Share would be (i) $0.10 for the Extension to March 2, 2023 and (ii) approximately $0.03 for each of one month Extension thereafter, if applicable.

The Company has also filed this Supplement with the SEC to advise shareholders that the Form of Amendment to Investment Management Trust Agreement set forth on Annex B of the Proxy Statement contained the same scrivener error as Proposal No. 1 and that, for the purposes of Proposal No. 2, Section 1(a) of the Form of Amendment to Investment Management Trust Agreement in Annex B of the Proxy Statement is hereby amended and restated to correctly read as follows:

“WHEREAS, as described in the Prospectus, (i) $300,000,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $345,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) and (ii) in connection with a three (3) month extension (from March 2, 2023 to June 2, 2023) to consummate the Business Combination, a deposit of the lesser (emphasis added) of (i) $0.12 for each public Class A ordinary share that was not redeemed in connection with the Extraordinary General Meeting of the Company’s shareholders (the “Extraordinary General Meeting”) held on February 28, 2023, or on such other date to which such meeting was postponed or adjourned, as applicable, in connection therewith, and (ii) $1,200,000 in connection with a three (3) month extension from March 2, 2023 to June 2, 2023 (the “Deadline”) shall be delivered to the Trustee to be deposited and held in the Trust Account, and thereafter to extend the Deadline up to three (3) times by an additional one month each time (or up to September 2, 2023) by depositing into the Trust Account the lesser (emphasis added) of (i) $0.04 for each public Class A ordinary share that was not redeemed in connection with the Extraordinary General Meeting in connection therewith and (ii) $400,000 for each additional one month, are referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”);”.

Only shareholders of record of the Company as of the close of business on January 23, 2023, which is the record date for the Extraordinary General Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Extraordinary General Meeting or any adjournment or postponement thereof. On the Record Date, there were 43,125,000 Ordinary Shares issued and outstanding, including 34,500,000 Class A Ordinary Shares.

Public shareholders of the Company, regardless of whether they vote for or against the Proposals or do not vote at all, may elect to redeem their shares into their pro rata portion of the Company’s trust account established in connection with its initial public offering that was consummated on March 2, 2021 if the Extension Amendment Proposal is implemented. For additional information, see “Questions and Answers about the Extraordinary General Meeting” in the Proxy Statement.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the SEC, together with this Supplement, for more complete information about the Company and the Proposals. If you have any questions or need assistance voting your Ordinary Shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing FACT.info@investor.morrowsodali.com.

On behalf of our Board of Directors, we would like to thank you for your support of Freedom Acquisition I Corp.

February 15, 2023

By Order of the Board, /s/ Tidjane Thiam
Tidjane Thiam
Executive Chairman of the
Board of Directors

You are not being asked to vote on the proposed Business Combination (as defined in the Proxy Statement) at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a shareholder on the record date for the shareholder meeting to consider the Business Combination, you will be entitled to vote on the Business Combination when it is submitted to shareholders and will retain the right to redeem your public shares for cash in the event the Business Combination is approved and completed or we have not consummated the Business Combination by the Extended Date.

Neither the SEC nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. If you are a shareholder of record, you may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares. A shareholder’s failure to vote in person or by proxy will not be counted towards the number of Ordinary Shares required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established.

This Supplement is dated February 15, 2023.